UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 8, 2012


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

                                 (562) 799-5588
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 8, 2012, Independence Energy Corp. (the "Company", "we", "us", "our") entered into and closed a joint development and operating agreement by and between the Company, MontCrest Energy Properties, Inc., MontCrest Energy, Inc., and Black Strata, LLC., to acquire a 12.5% working interest, with an option to acquire an additional 12.5%, in the areas in mutual interests from MontCrest Energy, Inc. The 12.5% interest was acquired for total consideration of $90,784.50. The areas in mutual interest, consists of approximately 2,421 acres, in Coleman County, Texas, located within T.&N.O.R.R Survey Block, Abstract 1640, Abstract 654, Abstract 851 and Abstract 865.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the joint development and operating agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Joint Development and Operating Agreement dated June 8, 2012

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
-------------------------------
Gregory C. Rotelli
President and Director
Date: June 12, 2012

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